UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2026

NEXPOINT DIVERSIFIED REAL ESTATE TRUST
(Exact name of registrant as specified in its charter)

Delaware	001-32921	80-0139099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crescent Court, Suite 700
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 276-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.001 par value $0.001 per share 5.50% Series A Cumulative Preferred Shares, par value $0.001 per share ($25.00 liquidation preference per share)	NXDT NXDT-PA	New York Stock Exchange; NYSE Texas, Inc. New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.         Entry into a Material Definitive Agreement.

On April 3, 2026, NexPoint Diversified Real Estate Trust OP, L.P. (the “OP”), the operating partnership of NexPoint Diversified Real Estate Trust (the “Company”), Highland Opportunities & Income Fund (“HFRO”), Highland Global Allocation Fund (“HGLB”) and NRES REIT Sub II, LLC (“NRES” and, together with HFRO and HGLB, the “Other NSP Note Purchasers”) entered into a participation agreement side letter (the “Side Letter”) with NexPoint Real Estate Finance Operating Partnership, L.P. (“NREF”). Pursuant to the Side Letter, effective on March 30, 2026, the OP purchased an undivided participation interest in $962,000 principal amount of that certain Secured Promissory Note, dated as of January 16, 2026, as amended by that certain First Amendment to Secured Promissory Note and Joinder Agreement, dated as of March 25, 2026 (as amended, the “NSP Note”), by and between NexPoint Storage Partners Operating Company, LLC (“NSP OC”), a subsidiary of NexPoint Storage Partners, Inc. (“NSP”), and certain subsidiaries of NSP OC and of NexPoint Advisors, L.P., the parent of our external adviser (our “Sponsor”), as co-borrowers, and NREF, as lender. In addition, under the Side Letter and that certain participation agreement, dated March 25, 2026, as amended, between NREF and The Ohio State Life Insurance Company (“OSL), the OP, OSL and each Other NSP Note Purchaser has the right, but not the obligation, to participate in any future advance under the NSP Note up to its then-current pro rata share, with NREF remaining obligated to fund any amount of future advances under the NSP Note not funded by the OP, OSL or the Other NSP Note Purchasers. Under the NSP Note, the NSP OC may borrow up to an aggregate principal amount of $40 million, with $22.7 million outstanding as of April 3, 2026. The NSP Note bears interest at a rate of 14% per annum, which is payable in kind, is interest only during the term of the NSP Note and matures on January 16, 2031. Borrowings under the NSP Note are secured by a first priority lien on certain income streams and the related deposit accounts of the co-borrowers.

As of April 3, 2026, the Company owned approximately 53.02% of the total outstanding shares of common stock of NSP and has guaranteed certain obligations of NSP. Accounts advised by our Sponsor and its affiliates beneficially own substantially all of the equity securities of NSP. Each Other NSP Note Purchaser and NREF are advised or managed by an affiliate of NexPoint Real Estate Advisors X, L.P., the Company’s external adviser (the “Adviser”), and OSL may be deemed an affiliate of the Adviser through common beneficial ownership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPOINT DIVERSIFIED REAL ESTATE TRUST

/s/ Paul Richards
Name:	Paul Richards
Title:	Chief Financial Officer, Executive VP- Finance, Treasurer and Assistant Secretary
Date: April 3, 2026